                                                                   Exhibit 10.31

================================================================================

                             NEW OPERATING AGREEMENT

                           Dated as of April 10, 2002

                                     between

                               TOSHIBA CORPORATION

                                       and

                               SANDISK CORPORATION

================================================================================


CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                TABLE OF CONTENTS

                                                                                             Page
ARTICLE I     Definitions, Rules of Construction and Documentary Conventions ................  1

     SECTION 1.01     Certain Definitions ...................................................  1
     SECTION 1.02     Additional Definitions ................................................  2
     SECTION 1.03     Rules of Construction and Documentary Conventions .....................  2

ARTICLE II    General Provisions ............................................................  3

     SECTION 2.01     Sale of Units; Capital Increase; Distribution of Units ................  3
     SECTION 2.02     Name ..................................................................  4
     SECTION 2.03     Principal Office ......................................................  4
     SECTION 2.04     Term; Extension .......................................................  4
     SECTION 2.05     (Intentionally Blank) .................................................  4
     SECTION 2.06     Scope of Activity .....................................................  4
     SECTION 2.07     Powers ................................................................  4
     SECTION 2.08     Articles of Incorporation .............................................  4
     SECTION 2.09     Company Actions .......................................................  4

ARTICLE III   Business Operations ...........................................................  4

     SECTION 3.01     Business Dealings with the Company ....................................  4
     SECTION 3.02     Other Activities ......................................................  5
     SECTION 3.03     Seconded Employees ....................................................  5
     SECTION 3.04     Business Plans and Related Matters ....................................  5
     SECTION 3.05     Standard of Care ......................................................  7
     SECTION 3.06     Use of Names ..........................................................  7

ARTICLE IV    Actions by the Unitholders ....................................................  7

     SECTION 4.01     Matters Requiring the Approval of the Unitholders .....................  7
     SECTION 4.02     General Meetings of Unitholders .......................................  9
     SECTION 4.03     Restrictions on Unitholders ........................................... 10

ARTICLE V     Management and Operations of Company .......................................... 10

     SECTION 5.01     Meetings of the Board of Directors .................................... 10
     SECTION 5.02     Officers; Employees ................................................... 15
     SECTION 5.03     Insurance ............................................................. 16
     SECTION 5.04     Records ............................................................... 16

ARTICLE VI    Capital Contributions; Distributions .......................................... 17

                                TABLE OF CONTENTS
                                   (continued)

                                                                                        Page
      SECTION 6.01     Capital Contributions ..........................................  17
      SECTION 6.02     Distributions ..................................................  17
      SECTION 6.03     No Interest ....................................................  18
      SECTION 6.04     Return of Capital Contributions ................................  18

ARTICLE VII    (Intentionally Blank) ..................................................  18

ARTICLE VIII   Accounting and Taxation ................................................  18

      SECTION 8.01     Financial Accounting Conventions ...............................  18
      SECTION 8.02     Maintenance of Books of Account ................................  18
      SECTION 8.03     Financial Statements ...........................................  18
      SECTION 8.04     Other Reports and Inspection ...................................  20
      SECTION 8.05     Characterization ...............................................  20
      SECTION 8.06     Deposit of Funds ...............................................  20

ARTICLE IX     Units of Contribution; Disposition of Units ............................  21

      SECTION 9.01     Restrictions on Transfer of Units ..............................  21
      SECTION 9.02     Admission of New Unitholders ...................................  22
      SECTION 9.03     Withdrawal Prohibited ..........................................  23
      SECTION 9.04     Purchase of Additional Interest ................................  23

ARTICLE X      Certain Agreements of the Unitholders ..................................  23

      SECTION 10.01    (Intentionally Blank) ..........................................  23
      SECTION 10.02    Taxes and Charges; Governmental Rules ..........................  23
      SECTION 10.03    Further Assurances .............................................  23
      SECTION 10.04    Dispute Resolution; Deadlock Respecting Business Plan ..........  23
      SECTION 10.05    Remedies Upon Event of Default; Termination on Breach ..........  25
      SECTION 10.06    (Intentionally Blank) ..........................................  25
      SECTION 10.07    Mechanics of Sale ..............................................  25

ARTICLE XI     Dissolution ............................................................  26

      SECTION 11.01    Events of Dissolution ..........................................  26
      SECTION 11.02    Dissolution by Agreement .......................................  26
      SECTION 11.03    Dissolution Upon Event of Default ..............................  27
      SECTION 11.04    Dissolution by Unilateral Option ...............................  27
      SECTION 11.05    Dissolution upon Notice ........................................  27

                                TABLE OF CONTENTS
                                   (continued)

                                                                                     Page
     SECTION 11.06     Winding Up ..................................................  27
     SECTION 11.07     Liquidation Proceeds ........................................  28
     SECTION 11.08     Additional Contribution .....................................  28

ARTICLE XII    Indemnification and Insurance .......................................  28

     SECTION 12.01     Indemnification .............................................  28
     SECTION 12.02     Insurance ...................................................  29
     SECTION 12.03     Indemnification by the Unitholders ..........................  30
     SECTION 12.04     Assertion of Claims .........................................  30

ARTICLE XIII   Miscellaneous .......................................................  30

     SECTION 13.01     Governing Law ...............................................  30
     SECTION 13.02     Effectiveness ...............................................  31
     SECTION 13.03     Conflict with Articles ......................................  31


Exhibit A          Articles of Incorporation of the Company
Schedule 6.01      Capital Contributions
Schedule 8.03      Monthly Reports

            NEW OPERATING AGREEMENT of FLASHVISION, LTD., a Japanese limited liability company (yugenkaisha), dated as of April 10, 2002, between TOSHIBA CORPORATION, a Japanese corporation ("Toshiba"), and SANDISK CORPORATION, a Delaware corporation ("SanDisk").

            WHEREAS, FLASHVISION, LTD. (the "Company") is a Japanese limited liability company (yugenkaisha) whose units of contribution (shussi mochibun), the par value of one unit (Shussi-hitokuchi-no-kingaku) being JPY5,000 (the "Units"), are wholly owned by Toshiba;

            WHEREAS, Toshiba, through its wholly-owned subsidiary, SEMICONDUCTOR NORTH AMERICA, INC., and SanDisk entered into the Operating Agreement dated May 9, 2000, and pursuant to such Operating Agreement, formed FLASHVISION, L.L.C., a Virginia limited liability company ("FVC"); and

            WHEREAS, SanDisk and Toshiba intend to cause FVC to purchase all the Units of the Company from Toshiba pursuant to the New Master Agreement, dated as of the date hereof, by and between SanDisk and Toshiba (the "New Master Agreement"); and

            WHEREAS, SanDisk and Toshiba desire to enter into this New Operating Agreement in accordance with the Japan Act and the Articles of Incorporation of the Company (as amended from time to time, the "Articles") in order to provide for (i) the business of the Company, (ii) the conduct of the Company's affairs and (iii) the rights, powers, preferences, limitations and responsibilities of the Company's Unitholders, employees and Directors.

            Accordingly, Toshiba and SanDisk agree as follows:

                                   ARTICLE I

                       Definitions, Rules of Construction
                           and Documentary Conventions

            SECTION 1.01 Certain Definitions.

                 (a) Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in the Definitions, Rules of Construction and Documentary Conventions, attached as Appendix A (the "Rules Document") to the New Master Agreement. Capitalized terms used but not defined in this Agreement or the Rules Document shall have the respective meanings assigned to them in the New Master Agreement.

                 (b) As used herein, the term "Agreement" means this New Operating Agreement together with any Exhibits, Schedules, Appendices and Attachments hereto and the Rules Document.

            SECTION 1.02 Additional Definitions. The following capitalized terms used in this Agreement shall have the respective meanings assigned in the sections indicated below:

            Term                                          Defined in
            ----                                          ----------
            "Articles"                                    Recitals
            "Bankruptcy Event"                            Section 11.01(f)
            "Claim"                                       Section 12.04(a)
            "Company"                                     Recitals
            "Deadlock"                                    Section 10.04(c)
            "Deadlock Dissolution Notice"                 Section 10.04(d)
            "Defaulting Unitholder"                       Section 10.05
            "Designated Individuals"                      Section 10.04(b)
            "Director(s)"                                 Section 3.05 (a)
            "FVC Capital"                                 Section 2.02(b)(i)
            "General Meeting of Unitholders"              Section 4.01(b)
            "Indemnified Party"                           Section 12.04(a)
            "Indemnifying Party"                          Section 12.04(a)
            "Initiating Unitholder"                       Section 10.04(d)
            "Losses"                                      Section 12.01(a)
            "New Master Agreement"                        Recitals
            "Nondefaulting Unitholder"                    Section 10.05
            "Notified Party"                              Section 11.05
            "Notifying Party"                             Section 11.05
            "Permissible Assignee"                        Section 9.01(c)
            "Permissible Assignment Agreement"            Section 9.01(c)
            "Price Per Unit"                              Section 2.01(b)(i)
            "Responding Unitholder"                       Section 10.04(d)
            "Rules Document"                              Section 1.01(a)
            "Termination Date"                            Section 11.04
            "Transition Period"                           Section 2.01(c)
            "Units"                                       Recitals
            "Units Distribution"                          Section 2.01(b)(v)
            "Units Sale"                                  Section 2.01(a)
            "Unitholder"                                  Section 2.01(c)

            SECTION 1.03 Rules of Construction and Documentary Conventions. The rules of construction and documentary conventions set forth in the Rules Document shall apply to, and are hereby incorporated in, this Agreement.

                                   ARTICLE II

                               General Provisions

            SECTION 2.01 Sale of Units; Capital Increase; Distribution of Units.

                (a) As soon as practicable following the Closing, Toshiba shall sell to FVC, and Toshiba and SanDisk shall cause FVC to purchase from Toshiba, all of the Units for a cash payment, by wire transfer of immediately available Japanese Yen, in the amount of JPY [***] (the "Units Sale").

                (b) Toshiba and SanDisk agree to take the following actions, in the order listed, as soon as practicable following the Units Sale:

                    (i) cause the Company to authorize the increase of the capital in the Company by 1,000 Units, and cause FVC to subscribe to purchase all of such increase by means of a cash payment, by wire transfer of immediately available Japanese Yen, in an amount equal to fifty percent (50%) of the result of (A) the amount of paid in capital of FVC ($300,000,000) minus (B) the amount paid by FVC to Toshiba to acquire all of the outstanding Units pursuant to Section 2.01(a) above ([***]) (the amount resulting from subtracting subsection (B) from subsection (A) hereinafter referred to as the "FVC Capital"); then

                    (ii) cause FVC to sell to the Company the FVC Owned Equipment for a cash payment, by wire transfer of immediately available Japanese Yen, in an amount equal to the [***] thereof as of April 30, 2002; then

                    (iii) cause the Company to authorize the increase of the capital in the Company by 1,000 Units, and cause FVC to subscribe to purchase all of such increase by means of a cash payment, by wire transfer of immediately available Japanese Yen, in an amount equal to fifty percent (50%) of the FVC Capital; then

                    (iv) cause FVC to be dissolved and liquidated by filing or causing to be filed, in accordance with the Virginia Act, the Certificate of Cancellation attached as Exhibit B to the New Master Agreement; then

                    (v) cause the Units held by FVC to be distributed to the Toshiba and SanDisk on a pro rata basis based upon the respective Percentages of the Unitholders as of the date of such distribution (the "Units Distribution").

                (c) The holders of the Units shall be hereinafter called the "Unitholders." For purposes of this Agreement, during the period beginning upon consummation of the Units Sale and ending immediately prior to the Units Distribution (the "Transition Period"), Toshiba and SanDisk, as members of FVC (which shall hold all of the Units during the Transition Period), shall be deemed to be the Unitholders (Toshiba being deemed the Unitholder of 50.1% of the outstanding Units, and SanDisk being deemed the Unitholder of 49.9% of the outstanding Units).

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                          (d)  The rights and obligations of the Unitholders
shall be as set forth in the Japan Act, except as provided herein.

         SECTION 2.02 Name. The name of the Company is "FLASHVISION YUGEN KAISHA", which translates to "FLASHVISION, LTD." in English, and all Company business shall be conducted in that name or such other name as the Unitholders shall mutually agree.

         SECTION 2.03 Principal Office. The principal office of the Company shall be located in Yokkaichi, Mie, or such other place as the Unitholders may designate by mutual agreement from time to time in accordance with the Articles and the Japan Act.

         SECTION 2.04 Term; Extension. The Company shall be terminated on December 31, 2016, unless extended by mutual written agreement of all of the Unitholders or earlier terminated in accordance with Article XI (Dissolution). Any such extension shall be effective only upon the written agreement of all of the Unitholders and shall be on such terms and for such period as set forth in such agreement. The Unitholders agree to meet, no later than December 31, 2015, to discuss the possible extension of the term of the Company.

         SECTION 2.05 (Intentionally Blank)

         SECTION 2.06 Scope of Activity. The scope of activity of the Company shall be to manufacture or to cause to be manufactured Products and the sale of NAND Flash Memory Products to the Unitholders and their Affiliates, with the objective of meeting the demand of each Unitholder for NAND Flash Memory Products.

         SECTION 2.07 Powers. The Company shall have all the powers now or hereafter conferred by applicable law on limited liability companies formed under the Japan Act and may do any and all acts and things necessary, incidental or convenient to the purpose specified in Section 2.06 (Scope of Activity).

         SECTION 2.08 Articles of Incorporation. The Articles of the Company in effect as of the date hereof are as attached hereto as Exhibit A. In the event of any conflict between this Agreement and the Articles, the terms of this Agreement shall prevail.

         SECTION 2.09 Company Actions. The Unitholders hereby authorize the Company, and ratify (including for purposes of Section 4.01 (Matters Requiring the Approval of the Unitholders)) all action having been taken by or on behalf of the Company prior to the date hereof, to execute and deliver the Operative Documents to which it is or is specified to be a party, including all certificates, agreements and other documents required in connection therewith.

                                  ARTICLE III

                               Business Operations

         SECTION 3.01 Business Dealings with the Company. Subject to the provisions set forth in Sections 4.01(a) (Matters Requiring the Approval of the Unitholders) and

5.01(d) (Matters Requiring the Approval of the Board of Directors), the Company may enter into contracts or agreements, or otherwise enter into transactions or dealings, with any Unitholder or any of their respective Affiliates, and derive and retain profits therefrom. The validity of any such contract, agreement, transaction or dealing or any payment or profit related thereto or derived therefrom shall not be affected by any relationship between the Company and any Unitholder or any of their respective Affiliates, subject to the Japan Act. The Unitholders agree that where practicable and contractually allowable (based on competitive price, availability and other material terms), the Board of Directors will consider whether to utilize any Unitholder or any of their respective Affiliates as the preferred providers of products and services that may be required in the manufacturing operations of the Company, subject to the ability of such Unitholder or Affiliate to meet the Company's manufacturing requirements on competitive terms. Unless otherwise approved by the Unitholders or otherwise expressly provided in the Operative Documents, all business dealings of the Company with any Unitholder or any of their respective Affiliates shall be on the most beneficial standard commercial terms and conditions, including volume, price and credit terms, currently offered or made available to unaffiliated customers by such Unitholder or Affiliate, as the case may be, with respect to the products and services to be offered and provided to the Company.

         SECTION 3.02 Other Activities. During the term of this Agreement and except as set forth in Section 6.03(d) of the New Master Agreement, no Unitholder nor any of their respective Affiliates shall: (i) fabricate NAND Flash Memory Integrated Circuits at any location other than the Yokkaichi Facility or any other fabrication facility agreed upon by the Unitholders; (ii) have any third party fabricate NAND Flash Memory Integrated Circuits; or (iii) have any right to fabricate NAND Flash Memory Integrated Circuits beyond the capacity as limited pursuant to Article VI of the New Master Agreement, as such capacity limitations may be amended from time to time in accordance with Article VI of the New Master Agreement. For the avoidance of doubt, nothing contained in the foregoing shall restrict the Unitholders from engaging in any other activities, including, without limitation, (i) designing any NAND Flash Memory Product; (ii) selling any NAND Flash Memory Product to any customer; (iii) entering into any equipment purchase or material supply agreements; or (iv) entering into any patent licensing arrangement, and nothing in the foregoing shall restrict Toshiba from installing any manufacturing line in the Yokkaichi Facility (subject to the capacity limitations set forth in Article VI of the New Master Agreement, as such capacity limitations may be amended from time to time in accordance with Article VI of the New Master Agreement). For purposes of this
Section 3.02, NAND Flash Memory Integrated Circuits shall mean ICs included in the definition of NAND Flash Memory Products pursuant to Section 2.01 of the New Master Agreement.

         SECTION 3.03 Seconded Employees. The Unitholders agree that all Seconded Employees, during their period of assignment to the Company, are expected to devote their best efforts to promote the interests and success of the Company and to perform their work for the Company in good faith under the direction of the Company's management. Each Unitholder agrees to encourage Seconded Employees assigned to the Company by such Unitholder to be dedicated to the best interests and success of the Company.

         SECTION 3.04 Business Plans and Related Matters.

               (a) Initial and Subsequent Business Plans. The Business Plan of the Company, setting forth the Company's products, pricing, operating budget, capital expenditures, expense budgets, financing plans and other business activities of the Company through the [***], will be agreed upon and certified by the Board of Directors as soon as practicable after the Closing.

                    (i) The Unitholders acknowledge that the initial Business Plan and each successive Business Plan will, at the time such Business Plan is in effect, represent the Company's then-current forecast of the proposed operations of the Company.

                    (ii) An updated Business Plan complying with Section 3.04(b) (Form and Scope) in respect of each successive Fiscal Year after the Fiscal Year ending [***] shall be prepared under the direction of the Chief Executive Officer of the Company and submitted to the Board of Directors for review and approval not later than [***] preceding the commencement of such Fiscal Year.

                    (iii) When the proposed Business Plan in respect of a Fiscal Year is approved by the Board of Directors, it shall constitute the Business Plan of the Company for such Fiscal Year and the Company and its officers and employees shall implement such Business Plan, which shall be the basis of the Company's operations for such Fiscal Year. Upon approval, the approved Business Plan shall constitute the approved operational, financing and capital expenditure budget. The Board of Directors shall have the authority pursuant to Section 5.01(d) (Matters Requiring the Approval of the Board of Directors) to amend the most recently approved Business Plan, including the operating budget contained therein, and any Unitholder may request that the Board of Directors review the Company's operating results and prospects, as well as market conditions, and consider a proposal for amendment or review of the most recently approved Business Plan at any regularly scheduled or special meeting of the Board of Directors and upon such request, the Board of Directors shall in good faith make such review and/or consider such proposal.

               (b) Form and Scope. Each Business Plan shall contain a statement of long-range strategy and short-range tactics detailing quantitative and qualitative goals for the Company and relating the attainment of those goals to the Company's manufacturing objectives, and shall include such items as planned capital expenditures, planned product development, planned product output and projected product cost, sales forecasts, total headcount, total spending and revenue and profit projections, financing plans and tax planning. No Business Plan shall be deemed to be an amendment of this Agreement.

               (c) Approval. Other than the initial Business Plan (which shall be approved in accordance with Section 3.04(a) above), the Board of Directors shall vote upon the proposed Business Plan, with such modifications as it may deem necessary, before February 15 preceding the commencement of each Fiscal Year. Subject to Sections 10.04(c), (d) and (e) (Dispute Resolution; Deadlock Respecting Business Plan), pending approval by the Board of Directors of any proposed Business Plan, the most recently approved Business Plan shall continue in effect; provided, however, the Board of Directors may, by unanimous vote, adopt an

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

amended interim business plan for the Company's operations until it is able to reach agreement on the proposed Business Plan for the forthcoming year.

          SECTION 3.05  Standard of Care.

               (a) Each Unitholder, and each director of the Company, as defined in the Japan Act (each, a "Director"), shall be entitled to rely (unless such Person has knowledge or information concerning the matter in question that makes reliance unwarranted) on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

                    (i) one or more managers or employees of the Company who such Unitholder or Director believes in good faith to be reliable and competent in the matters presented; or

                    (ii) legal counsel, public accountants or other Persons as to matters that such Unitholder or Director believes to be within such Person's professional or expert competence.

               (b) Each Unitholder shall also be entitled to rely upon information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by the Board of Directors pursuant to the responsibilities delegated to the Board of Directors pursuant to this Agreement.

          SECTION 3.06 Use of Names. Except as may be expressly provided in the Operative Documents, nothing in this Agreement shall be construed as conferring on the Company or any Unitholder the right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of any other Unitholder or any of its Affiliates, including any contraction, abbreviation or simulation of any of the foregoing.

                                   ARTICLE IV

                           Actions by the Unitholders

          SECTION 4.01  Matters Requiring the Approval of the Unitholders.

               (a) Notwithstanding any provision of the Articles to the contrary, no action may be taken by or on behalf of the Company in connection with any of the following matters without the prior unanimous written approval of the Unitholders:

                    (i) any amendment, restatement or revocation of the Articles;

                    (ii) any amendment to or renewal of any Operative Document between the Company and any Unitholder or any of their respective Affiliates;

                    (iii) any change in the scope of activity or strategic direction of the Company's business;

                    (iv) any merger, consolidation or other business combination to which the Company or any of its Subsidiaries is a party, or any other transaction to which the Company is a party resulting in a Change of Control of the Company;

                    (v) any sale, lease, pledge, assignment or other disposition of assets of the Company in an amount (in terms of consideration to be received by the Company) in excess of JPY 5,000,000 in one transaction or a series of related transactions, other than as set forth in the most recently approved Business Plan;

                    (vi) the approval of any transaction or agreement between the Company and any Unitholder or any of their respective Affiliates (other than transactions or agreements expressly provided for or authorized by an Operative Document or the most recently approved Business Plan) or any amendment thereto (including the waiver of any material term thereof), other than any such transaction, agreement or amendment that contains generally available, arm's length commercial terms and is in an amount (in terms of payments to be made or the value of services or products to be provided or delivered) less than JPY 5,000,000 for any single transaction or agreement or for substantially identical transactions within a 24 month period (or a waiver that does not materially adversely affect the rights and benefits of the Company), other than as set forth in the most recently approved Business Plan;

                    (vii) incurring Indebtedness in an amount in excess of JPY 1,000,000 or an increase in aggregate Indebtedness in excess of JPY 1,000,000 in any calendar quarter, other than as authorized by Section 5.01(d) (Matters Requiring the Approval of the Board of Directors);

                    (viii) with respect to the Company or any of its Subsidiaries, (A) the voluntary commencement of any proceeding or the voluntary filing of any petition seeking relief under Japanese or foreign bankruptcy, insolvency, receivership or similar law, (B) the consent to the institution of, or the failure to contest in a timely and appropriate manner, any involuntary proceeding or any involuntary filing of any petition of the type described in clause (A) above, (C) the application for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, or for a substantial part of its property or assets, (D) the filing of an answer admitting the material allegations of a petition filed against the Company in any such proceeding described above, (E) the consent to any order for relief issued with respect to any such proceeding described above, (F) the making of a general assignment for the benefit of creditors, (G) the admission in writing of the Company's inability, or the failure of the Company generally, to pay its debts as they become due or (H) the taking of any action for the purpose of effecting any of the foregoing;

                    (ix) subject to Section 9.01(a) and the Rules Document, the granting of consent to the transfer of any Units;

                    (x) the winding up, dissolution or liquidation of the Company or any of its Subsidiaries (other than the dissolution of the Company pursuant to and as contemplated by Article XI (Dissolution));

                    (xi) the acquisition of any business, entry into any joint venture or partnership, or creation of any direct or indirect Subsidiary of the Company;

                    (xii) the commitment of the Company to any development project;

                    (xiii) the sale, license, assignment or other Transfer of any of the Company's intellectual property owned or in its possession (including any technology or know-how, whether or not patented, any trademark, trade name or service mark, any copyright or any software or other method or process);

                    (xiv) any increase in the capital amount of the Company, whether by increasing the number of the Units or increasing the par value per Unit or otherwise; and

                    (xv) any other matter material to the operation, staffing, business or financial condition of the Company.

               (b) Each Unitholder may exercise its vote by proxy; provided, that such proxy shall submit to the Company, prior to the relevant General Meeting of Unitholders, as defined in the Japan Act (the "General Meeting of Unitholders"), a power of attorney duly signed by the Unitholder and/or other document establishing its power of representation; and provided, further, that the conferment of the power of proxy for one General Meeting of Unitholders shall not be deemed to be a conferment of the power of proxy for any subsequent General Meeting of Unitholders.

               (c) Notwithstanding the requirements of Section 4.01(a) (Matters Requiring the Approval of the Unitholders) relating to agreements between the Company and any Unitholder or any of their respective Affiliates, any question regarding a material default or alleged material default (including any question regarding a breach of representation or alleged breach of representation) under any Operative Document between the Company and any Unitholder or any of their respective Affiliates shall be subject to the dispute resolution process set forth in Section 10.04(a) and (b) (Dispute Resolution; Deadlock Respecting Business Plan).

          SECTION 4.02  General Meetings of Unitholders.

               (a) An annual General Meeting of Unitholders shall be held within three (3) months from the date immediately following the last day of each Fiscal Year of the Company. A special General Meeting of Unitholders may be held at any time and may be called by a resolution of the Board of Directors or in any other manner permitted by the Japan Act or the Articles. All General Meetings of Unitholders shall be called and held in accordance with the Articles and the Japan Act. The General Meetings of Unitholders may be held at the Company's principal office or at any other location, or, if all the Unitholders so agree, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, provided that such communications equipment continues to be operational throughout the meeting.

               (b) Except as otherwise provided in this Agreement, each Unitholder shall be entitled to one vote for each Unit owned by such Unitholder.

               (c) The minutes of every General Meeting of Unitholders shall be kept with the Company's records referred to in Section 5.04 (Records).

               (d) The quorum necessary for any General Meeting of Unitholders shall be those Persons entitled to cast all of the votes held by the Unitholders. A quorum shall be deemed not to be present at any meeting for which notice was not properly given under the Articles or the Japan Act, unless the Unitholder as to whom such notice was not properly given attends such meeting without protesting the lack of notice or duly executes and delivers a written waiver of notice or a written consent to the holding of such meeting.

          SECTION 4.03 Restrictions on Unitholders. As between the Unitholders, no Unitholder may, without the prior written consent of the other Unitholder:

               (a)  confess any judgment against the Company;

               (b) enter into any agreement on behalf of or otherwise purport to bind the other Unitholder or the Company;

               (c)  do any act in contravention of this Agreement;

               (d) except as contemplated by Article XI (Dissolution), dispose of the goodwill or the business of the Company; or

               (e) assign the property of the Company in trust for creditors or on the assignee's promise to pay any Indebtedness of the Company.

                                   ARTICLE V

                      Management and Operations of Company

          SECTION 5.01  Meetings of the Board of Directors.

               (a) General. Except as otherwise provided herein (including but not limited to Section 4.01 (Matters Requiring the Approval of the Unitholders) and Section 5.02 (Officers; Employees)), the Board of Directors is vested with complete and exclusive power to direct and control the Company and to manage the Company as provided by the Articles and this Agreement, as it may be amended from time to time.

               (b)  Members of the Board of Directors; Voting; etc.

                    (i) The Board of Directors of the Company shall consist of six (6) Directors, three (3) of which shall be designated by Toshiba, and the other three (3) of which shall be designated by SanDisk; provided that the total number of Directors of the Company may be changed by mutual agreement of the Unitholders.

                (ii) Directors shall be elected for a one (1) year term, and shall be shall be eligible for re-election.

                (iii) Subject to the fiduciary duty of Directors under the Japan Act, each Director shall serve at the pleasure of the designating Unitholder and may be removed as such, with or without cause, and his successor designated, by the designating Unitholder. Each Unitholder shall have the right to designate a replacement Director in the event of any vacancy among such Unitholder's appointees.

                (iv) Each Unitholder shall bear any cost incurred by any Director designated by it to serve on the Board of Directors, and no Director shall be entitled to compensation from the Company for serving in such capacity.

                (v) Each Unitholder shall notify the other Unitholder and the Company of the name, business address and business telephone and facsimile numbers of each Director that such Member has appointed to the Board of Directors. Each Unitholder shall promptly notify the other Unitholder and the Company of any change in such Unitholder's appointments or of any change in any such address or number.

                (vi) For purposes of any approval or action taken by the Board of Directors, each Director shall have one vote.

                (vii) At any meeting of the Board of Directors, each Director may exercise his vote by proxy; provided, that such proxy shall submit to the Company, prior to the relevant meeting, a power of attorney duly signed by the Director and/or other document establishing its power of representation; and provided, further, that the conferment of the power of proxy for one meeting of the Board of Directors shall not be deemed to be a conferment of the power of proxy for any subsequent meeting of the Board of Directors.

                (viii) The quorum necessary for any meeting of the Board of Directors shall be those Directors entitled to cast all of the votes held by the members of the Board of Directors. A quorum shall be deemed not to be present at any meeting for which notice was not properly given under Section 5.01(c) (Meetings, Notices, etc.), unless the Director or Directors as to whom such notice was not properly given attend such meeting without protesting the lack of notice or duly execute and deliver a written waiver of notice or a written consent to the holding of such meeting.

                (ix) Any resolution of the Board of Directors may be adopted by obtaining the written consent of each Director.

            (c) Meetings, Notice, etc. Meetings of the Board of Directors shall be held at such location or locations as may be selected by the Board of Directors from time to time.

                (i) Regular meetings of the Board of Directors shall be held on such dates and at such times as shall be determined by the Board of Directors and shall be held at least on a quarterly basis, unless otherwise agreed by the Directors.

                (ii) Notice of any regular meeting or special meeting pursuant to Section 5.01(c)(iii) shall be given to each Director at least ten (10) Business Days prior to such meeting in the case of a meeting in person or at least five (5) Business Days prior to such meeting in the case of a meeting by conference telephone or similar communications equipment pursuant to
    Section 5.01(c)(vi), which notice shall state the purpose or purposes for which such meeting is being called and include any supporting documentation relating to any action to be taken at such meeting.

                (iii) Special meetings of the Board of Directors may be called by any Director by notice given in accordance with the notice requirements set forth in Section 5.01(c)(ii); provided that the Directors appointed by the Unitholder that is not represented by the Director calling such special meeting shall be entitled to select a convenient location for the meeting and to suggest an alternative time or times if the designated time is not convenient for them. No action may be taken and no business may be transacted at such special meeting which is not identified in such notice unless (A) such action or business is incidental to the action or business for which the special meeting is called or (B) such action or business does not materially adversely affect any Unitholder or the Company.

                (iv) The minutes of each meeting of the Board of Directors shall be sent by facsimile to all Directors within twenty (20) calendar days after such meeting. Material to be presented at a Board of Directors meeting shall be sent by facsimile or delivered in hard copy to all Directors ten (10) Business Days prior to such meeting if feasible in light of the circumstances giving rise to the need for such meeting, or in any event a minimum of five (5) Business Days prior to such meeting.

                (v) The actions taken by the Board of Directors at any meeting, however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, each Director as to whom such meeting was improperly held duly executes and delivers a written waiver of notice or a written consent to the holding of such meeting; provided, however, any Director who is present at a meeting and does not protest the failure of notice shall be deemed to have received adequate notice thereof. A vote of the Board of Directors may be taken only (A) at a meeting of the members thereof duly called and held or (B) without a meeting by the execution by the Directors eligible to cast all the votes on the Board of Directors of a consent setting forth the action so taken, and identified as a consent of the Directors pursuant to this Section 5.01(c)(v).

                (vi) Upon the consent of all Directors, a meeting of the Board of Directors may be held by conference telephone or similar communications equipment by means of which all Directors participating in the meeting can be heard by all other participants, provided that such communications equipment continues to be operational throughout the meeting. Any Director may elect to participate in a meeting by conference telephone or similar communications equipment upon sufficient advance notice to permit arrangements therefor to be made.

                (vii)  At each meeting, the Board of Directors shall consider
    (A) any of the items set forth in Section 5.01(d) (Matters Requiring the Approval of the Board of Directors) that may require the Board of Directors' attention, (B) any items added to the Board of Directors' agenda for discussion by any Unitholder and (C) such other matters as the Board of Directors decides to review; provided, however, that the Directors shall not be required to vote or take other action (other than carrying on discussions) on matters that were not placed on the meeting agenda at least five Business Days in advance of the time set for the meeting unless such action or business is incidental to the action or business which was otherwise properly on the agenda and considered at such meeting.

                (viii) The Board of Directors shall, from time to time, elect one of its members to preside at its meetings. The Board of Directors may establish reasonable rules and regulations to (A) require officers to call meetings and perform other administrative duties, (B) limit the number and participation of observers, if any, and require them to observe confidentiality obligations and (C) otherwise provide for the keeping and distribution of minutes and other internal Board of Directors governance matters not inconsistent with the terms of this Agreement.

                (ix) The Board of Directors shall have the authority to establish subcommittees and to delegate to any such subcommittee any of the Board of Directors' responsibilities; provided, however, the power of the Board of Directors to approve the matters set forth in Section 5.01(d) (Matters Requiring the Approval of the Board of Directors) may not be delegated to a subcommittee.

            (d) Matters Requiring the Approval of the Board of Directors. Notwithstanding any provision of the Articles to the contrary, no action may be taken by or on behalf of the Company in connection with any of the following matters without the unanimous written approval of the Board of Directors:

                (i) any sale, lease, pledge, assignment or other disposition of assets of the Company in an amount (in terms of consideration to be received by the Company) in excess of JPY 1,000,000 in one transaction or a series of related transactions, other than as set forth in the most recently approved Business Plan;

                (ii) the approval of any transaction or agreement between the Company and any Unitholder or any of their respective Affiliates (other than transactions or agreements expressly provided for or authorized by an Operative Document or the most recently approved Business Plan) or any amendment thereto (including the waiver of any material term thereof), other than any such transaction, agreement or amendment that contains generally available, arm's length commercial terms and is in an amount (in terms of payments to be made or the value of services or products to be provided or delivered) less than JPY 1,000,000 for any single transaction or agreement or for substantially identical transactions within a 24 month period (or a waiver that does not materially adversely affect the rights and benefits of the Company), other than as set forth in the most recently approved
    Business Plan;

                (iii) the purchase, lease, license or other acquisition of (A) personal property or services or (B) any list of capital equipment approved by the Unitholders, in each case in an amount (in terms of payments to be made or the value of services of products to be provided or delivered) exceeding JPY1,000,000 in any one transaction or a series of related transactions, other than as provided for in the most recently approved Business Plan;

                (iv) the selection of attorneys, accountants, auditors and financial advisors;

                (v) the adoption of accounting and tax policies, procedures and principles;

                (vi)   incurring any Indebtedness;

                (vii)  the hiring or termination of any employees referenced in
    Section 5.02(a) (Officers; Employees) who are not Seconded Employees, if any;

                (viii) the adoption of or changes to the forms of confidentiality, assignment or disclosure of intellectual property or employment agreements to be entered into between the Company and its employees;

                (ix) the adoption of or changes to any employee benefit plan, including any incentive compensation plan;

                (x) the amount and timing of any distributions;

                (xi) the commencement or settlement of litigation by or against the Company;

                (xii) the purchase, sale or lease (as lessor or lessee) of any real property;

                (xiii) any acquisition of securities or any other ownership interest in any entity;

                (xiv) the making of any public announcements by or on behalf of the Company; provided, that in any case any such public announcements must otherwise comply with the requirements of Section 6.03 (Public Announcements) of the New Master Agreement, if applicable;

                (xv) the entry into or amendment of any collective bargaining arrangements or the waiver of any material provision or requirement thereof;

                (xvi) the approval of a proposed Business Plan, or the amendment to the most recently approved Business Plan, in each case including the operating budget contained therein;

                (xvii) the incurrence of capital expenditures in excess of those provided for in the most recently approved Business Plan or the commitment of the Company to any development projects other than as provided for in the most recently approved Business Plan;

                (xviii) subject to Section 5.01(c)(ix), the establishment of any subcommittees or delegation of authority of the Board of Directors;

                (xix)   the authorization and approval of any filing with,

    public comments to, or negotiation/discussion with, any Governmental Authority (excluding regular operating filings and other routine administrative matters);

                (xx) the approval of Unique Activities to be performed by the Company at the request of any Unitholder, in connection with which the Board of Directors shall be satisfied that such Unitholder has reached agreement with the Company as to the payment by such Unitholder of all costs incurred in connection with such Unique Activities and that adequate provision has been made by such Unitholder for the funding of any additional required capital expenditures required in conjunction with such Unique Activities;

                (xxi) the decision of the Company to negotiate external sources of additional wafer fabrication capacity for NAND Flash Memory Products; and

                (xxii) such other matters as the Board of Directors decides, in its sole discretion, to review.

          SECTION 5.02 Officers; Employees.

            (a) Unless otherwise mutually agreed by the Unitholders, the Directors of the Company with specific titles shall be designated as: the Representative Director/President/Chief Executive Officer and the Representative Director/Executive Vice President, each of whom shall be elected by the Board of Directors from among the Directors designated alternately by Toshiba and SanDisk to serve successive three-year terms, subject to the consent of the non-appointing Unitholder, which consent shall not unreasonably be withheld. Notwithstanding the foregoing, the first term of the Representative Director/President/Chief Executive Officer held by Toshiba shall expire on June 30, 2003. In addition, the Board of Directors may appoint such other officers from time to time as it deems necessary or advisable in the conduct of the business and affairs of the Company. Any individual may hold more than one office. Toshiba shall appoint the Company's first Representative Director/President/Chief Executive Officer and SanDisk shall appoint the Company's first Representative Director/Executive Vice President.

            (b) The President/Chief Executive Officer shall have the authority to retain other senior management of the Company, subject to the approval of the Board of Directors.

            (c) Subject to the terms and conditions of Section 6.06 of the New Master Agreement, each Unitholder may assign to the Company, as Seconded Employees, employees whom such Unitholder believes are capable of performing the assignment and likely to contribute to the success of the Company and to have a positive impact on the Company's business environment. Any liabilities in respect of the employment of Seconded Employees assigned to work for the Company shall be retained by the relevant Unitholder (or its Subsidiary) that assigned such Seconded Employee to the Company; provided, however, financial responsibility for the salary, employment-related Taxes, benefits and temporary expenses relating to Seconded Employees shall be allocated as provided in Section 6.06 (Personnel) of the New Master Agreement. Seconded Employees other than the Company's executive officers referred to in Section 5.02(a) (Officers; Employees) may be removed for cause by the Company's management and may be removed with or without cause by the Board of Directors. The Board of Directors shall have the right to terminate the services of the Company's executive officers referred to in Section 5.02(a) (Officers; Employees) with or without cause, in any manner permissible under
Section 5.01 (Meetings of the Board of Directors).

               (d) The Company will have agreements with and policies applicable to each of its officers, employees and consultants who are not Seconded Employees, in forms acceptable to each Unitholder, and shall also have appropriate arrangements with its Seconded Employees, in each case with respect to (i) protection of confidential information, (ii) patent and copyright assignment, (iii) invention disclosure (including improvements and advances) and assignments thereof and (iv) in respect of certain employees who are not Seconded Employees, by agreement of the Board of Directors, non-competition.

        SECTION 5.03 Insurance. The Company shall maintain insurance against such liabilities and other risks associated with the conduct by the Company of its business and in such amounts and against such risks as agreed by the Unitholders, and in any event as is generally maintained by companies engaged in a business similar to that of the Company.

        SECTION 5.04 Records. The Company shall maintain the following records at its principal office:

               (a) a current list of the full name set forth in alphabetical order and last known business address of each Unitholder and Director;

               (b) a copy of the Articles, and all articles of amendment thereto;

               (c)  a copy of this Agreement and all amendments hereto;

               (d) a copy of all financial statements of the Company for the three most recent Fiscal Years;

               (e) a copy of the Company's income tax or information returns and reports, if any, for the three most recent years;

               (f) a copy of all indentures, loan agreements, lease agreements, guarantees, security agreements, promissory notes, licensing or other intellectual property agreements, agreements that relate to the payment or receipt by the Company of amounts in excess of JPY 5,000,000 or that are not terminable by the Company upon ninety (90) days notice, documents, if any, evidencing employee compensation arrangements, employee pension or other benefit arrangements, and similar documents and instruments executed and delivered by the Company;

               (g) a list of all contributions made to the Company by the Unitholders; and

               (h) a record of all distributions by the Company to each Unitholder.

               The Unitholders and/or the Directors and/or their respective designees (which shall be limited to its employees or professional advisers subject to appropriate confidentiality obligations) shall have reasonable access to the records during normal business hours upon reasonable request. Copies of records shall be made available and delivered to the Unitholders and/or the Directors promptly after reasonable request for same, provided the requesting party pays for copy and delivery charges.

                                   ARTICLE VI

                      Capital Contributions; Distributions

          SECTION 6.01  Capital Contributions.

               (a) The Unitholders shall be deemed to have made Capital Contributions to the Company in the amounts set forth opposite their respective names on Schedule 6.01.

               (b) No Unitholder shall be obligated to make any additional Capital Contributions to the Company, unless otherwise mutually agreed upon by the Unitholders in writing, in which case such additional Capital Contributions shall be made in proportion to the Unitholders' respective Percentages as of the date of such additional Capital Contribution.

          SECTION 6.02  Distributions.

               (a) General. Notwithstanding any provision of the Articles to the contrary, and subject to Section 11.07 (Liquidation Proceeds), unless otherwise agreed by the Unitholders, no distributions of cash (or in the case of Section 11.07 (Liquidation Proceeds), other property) shall be made by the Company to the Unitholders for a period of three (3) years from the date of this Agreement, and thereafter all distributions of cash (or, in the case of Section
11.07 (Liquidation Proceeds), other property) by the Company to the Unitholders shall be made in Japanese Yen at the times and in the amounts determined by the Unitholders. Except as provided in Section 11.07 (Liquidation Proceeds), each distribution to the Unitholders shall be made on a pro rata basis based upon the respective Percentages of the Unitholders as of the date of such distribution.

               (b)  Distribution for Taxes. Notwithstanding the provisions of
Section 6.02(a), the Company shall make, in respect of each Fiscal Year in which SanDisk must recognize taxable income of the Company in SanDisk's US federal, state and local income and franchise tax returns, a distribution to SanDisk to the extent necessary to meet SanDisk's aggregate US tax liability with respect to such taxable income, with such liability calculated at the highest US, state and local corporate tax rates as may be then applicable to SanDisk. SanDisk will make a request upon the Company for such distribution as soon as is practicable after the filing of SanDisk's applicable US tax returns. Following receipt of such request, the

Company shall make the requested distribution on the next date on which the Company is permitted to make distributions pursuant to the Japan Act. Simultaneously therewith, the Company shall also make a distribution to Toshiba in an amount equal to the amount of the distribution made to SanDisk pursuant to this Section 6.02(b). Any such prior distributions shall be taken into account upon any purchase and sale of Units under Article X herein or dissolution of the Company under Article XI herein.

          SECTION 6.03 No Interest. No interest shall be payable to the Unitholders on their Capital Contributions or otherwise in respect of the capital of the Company.

          SECTION 6.04 Return of Capital Contributions. Except as expressly provided herein, no Unitholder shall be entitled to the return of any part of such Unitholder's Capital Contributions.

                                  ARTICLE VII

                              (Intentionally Blank)

                                  ARTICLE VIII

                            Accounting and Taxation

          SECTION 8.01  Financial Accounting Conventions.

               (a)  The Company shall adopt and follow Japanese GAAP.

               (b) Notwithstanding anything to the contrary in the Rules Document, the first Fiscal Year shall begin on April 10, 2002 and end on March 31, 2003.

          SECTION 8.02 Maintenance of Books of Account. The Company shall keep or cause to be kept at its principal office, or such other location as the Board of Directors shall designate, full and complete books of account. The books of account shall be maintained in a manner that provides sufficient assurance that transactions of the Company are recorded so as to comply with all applicable laws and to permit (a) the preparation of the Company's consolidated financial statements in accordance with Japanese GAAP and (b) the Unitholders to account for their interest in the Company in accordance with Japanese GAAP.

          SECTION 8.03  Financial Statements.

               (a) Annual Statements. As soon as practicable following the end of each Fiscal Year (and in any event not later than sixty (60) days after the end of such Fiscal Year), the Company shall prepare and deliver to each Unitholder and each Director, audited consolidated and consolidating balance sheets of the Company as of the end of such Fiscal Year and the related audited consolidated and consolidating statements of operations, the Unitholders' capital accounts and cash flows of the Company for such Fiscal Year (or similar statements if such statements change as the result of changes in Japanese GAAP), together with appropriate notes to such consolidated financial statements, and in each case setting forth in comparative form the corresponding figures for the preceding Fiscal Year and for the budget for the Fiscal

Year just completed. Such financial statements shall be accompanied by (i) the report of the Accountants to the effect that such financial statements (except for the comparison to the budget) have been prepared in conformity with Japanese GAAP (except as otherwise specified in such report) and that the audit of such financial statements has been performed in accordance with Japanese GAAP and
(ii) a report as to all transactions (including the nature, type and amount) between the Company and each Unitholder and their respective Affiliates. The Company shall conduct its business such that the report of the Accountants shall not contain any qualifications as to the scope of the audit or with respect to the Company's compliance with Japanese GAAP, except for changes in methods of accounting in which such Accountants concur and except that the foregoing shall not be deemed to obligate any Unitholder to contribute any capital to the Company. The Company shall deliver to SanDisk, at SanDisk's request and expense, any other financial information related to the Company that is reasonably requested by SanDisk for US Federal, state, and local income or franchise tax purposes.

               (b) Quarterly Statements. As soon as practicable following the end of each Fiscal Quarter (and in any event not later than fifteen (15) days after the end of such Fiscal Quarter), the Company shall prepare and deliver to each Unitholder and each Director unaudited consolidated and consolidating balance sheets of the Company as of the end of such Fiscal Quarter and the related unaudited consolidated and consolidating statements of operations, the Unitholders' capital accounts and cash flows of the Company for such Fiscal Quarter and for the Fiscal Year to date (or similar statements if such statements change as the result of changes in Japanese GAAP), in each case setting forth in comparative form the corresponding figures for the preceding Fiscal Quarter, for the corresponding Fiscal Quarter of the preceding Fiscal Year and for the budget for the Fiscal Quarter just completed and for the Fiscal Year to date. Such financial statements shall be accompanied by a certificate of the principal accounting or financial officer of the Company to the effect that such financial statements have been prepared under such officer's supervision and that, although such financial statements do not contain the footnotes and other disclosures required to be presented in interim financial statements by Japanese GAAP, such financial statements, in such officer's judgment, fairly present the financial condition and results of operations of the Company as of the date and for the periods indicated, subject to normal recurring year-end audit adjustments. The Company shall deliver to SanDisk, at SanDisk's request and expense, any other financial information related to the Company that is reasonably requested by SanDisk for US Federal, state, and local income or franchise tax purposes.

               (c) Monthly Reports. Each month, the Company shall prepare and deliver to each Unitholder and each Director the reports and other information set forth on Schedule 8.03. Such reports and other information will become available at the respective times set forth on Schedule 8.03.

               (d) Business Plan. Subject to Sections 10.04(c), (d) and (e), and provided that the most recently approved Business Plan does not provide for the next Fiscal Year, the Company shall, not later than February 15 prior to the commencement of each Fiscal Year, deliver to each Unitholder a copy of the Business Plan, including the Company's monthly budgets, for the upcoming Fiscal Year, as approved by the Board of Directors.

               (e) Legal Proceedings. The Company shall promptly inform each Unitholder and each Director with regard to litigation, governmental investigations, material government notices and threatened legal proceedings.

        SECTION 8.04 Other Reports and Inspection. The Company shall furnish promptly to each Unitholder such other reports, financial data and information relating to the Company as such Unitholder may reasonably request and shall require the Accountants to provide to each Unitholder copies of any document related to the Company in the possession of the Accountants as such Unitholder may reasonably request. The Company shall, upon reasonable prior notice and during normal business hours, make available to each Unitholder and their respective professional advisors, from time to time as requested by such Unitholder, all properties, assets, books of account, corporate records, contracts and documentation, if any, relating to employee benefits of the Company, and any other material requested by such Unitholder for inspection and, in the case of books of account, corporate records, contracts and documentation, if any, relating to employee benefits, copying, and shall use reasonable efforts to make available to such Unitholder the Accountants and the key employees of the Company for interviews to verify any information furnished or to enable such Unitholder otherwise to review the Company and its operations. The Company may condition such availability upon the entering into of reasonable and appropriate confidentiality agreements. Notwithstanding the foregoing, the Company will not make available to any Unitholder information provided to the Company on a confidential basis by any other Unitholder without the consent of such other Unitholder.

        SECTION 8.05 Characterization. For the purposes of US federal, state and local income and franchise taxation, the Unitholders intend that the Company shall be treated as a disregarded entity at all times during the Transition Period and as a partnership at all times following the expiration of the Transition Period, and shall take all actions, including the execution of other documents required to be filed by the Code, as may be reasonably required to qualify for and receive treatment as a disregarded entity and as a partnership, as the case may be, for such US tax purposes. SanDisk shall bear all costs and expenses incurred by the Company or any Unitholder in connection with any action required to be taken pursuant to this Section. Notwithstanding the foregoing, the Company shall have no obligation to take any action under this Section that would have an adverse effect on it or any Unitholder under any Japanese Governmental Rule.

        SECTION 8.06 Deposit of Funds. All funds of the Company and its Subsidiaries not otherwise employed shall be deposited from time to time to its credit in such banks, trust companies or other depositories, or invested in such other investments held as cash equivalents, as the Board of Directors shall authorize. The funds of the Company and its Subsidiaries shall not be commingled with the funds of any Unitholder or any of their respective Affiliates.

                                   ARTICLE IX

                   Units of Contribution; Disposition of Units

        SECTION 9.01  Restrictions on Transfer of Units.

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

               (a) No Unitholder (nor any permitted transferees of any Unitholder) may Transfer any interest in the Company, including any of such Unitholder's Units, to any Person, except by a Change of Control; provided, that any Unitholder may Transfer all of its interest in the Company, including all of its Units, to any of their respective Affiliates, with the prior written consent of every other Unitholder, which consent shall not be unreasonably withheld; and provided, further, that (i) the transferee agrees in writing to become a party hereto and assumes all the obligations of the transferring Unitholder hereunder and under each other Operative Document to which the transferring Unitholder is a party and (ii) immediately after giving effect to such Transfer, no Event of Default or an event or condition that with the giving of notice or lapse of time or both would constitute an Event of Default with respect to the transferee Unitholder shall exist. Following the effectiveness of any such Transfer, the transferring Unitholder shall no longer have the transferred right, title or interest in the Company or any rights under this Agreement and the transferee shall be substituted as a Unitholder for all purposes of this Agreement. The transferring Unitholder shall, however, remain responsible for all obligations under this Agreement and the other Operative Documents for any transferee which is an Affiliate of the transferring Unitholder and shall not be released or discharged from any existing liability or obligation to any Person. Any subsequent Transfer of an ownership interest in such Affiliate by the transferring Unitholder shall be deemed to constitute a Transfer of Units requiring compliance with this Section 9.01.

               (b) If a Unitholder Transfers its entire interest in the Company pursuant to Section 9.01(a), the transferee shall succeed to all the rights and obligations of such Unitholder under this Agreement.

               (c) Any Unitholder may agree to pay amounts equal to distributions received by such Unitholder from the Company to a third party in its sole discretion pursuant to a Permissible Assignment Agreement. "Permissible Assignment Agreement" means an agreement between a Unitholder and another Person (the "Permissible Assignee") which:

                    (i) provides for the grant by such Unitholder to the Permissible Assignee of the right to receive amounts equal to distributions received by such Unitholder from the Company pursuant to
          Article VI or XI of this Agreement, but does not give the Permissible Assignee any Units or any other rights whatsoever with respect to the Company;

                    (ii) provides that under no circumstances (including any Bankruptcy Event in respect of such Unitholder) may any claim be made by the Permissible Assignee against the Company or any such Unitholder or any Affiliate of any such Unitholder or any of their respective assets, under or in connection with such agreement, even if such Unitholder defaults in performance thereunder;

                    (iii) provides that the rights of the Permissible Assignee under such agreement may not be transferred without the prior written consent of each Unitholder and that any such Transfer without such consents shall be null and void;

                    (iv) may not be amended, nor any provision thereof waived, in a manner that would cause it not to be a Permissible Assignment Agreement, without the prior written consent of the non-assigning Unitholder;

                    (v) provides that the assigning Unitholder is authorized to Transfer its entire interest in the Company pursuant to Section 9.01(a) of this Agreement free and clear of any interest of the Permissible Assignee and without any liability on the part of the transferee thereunder to the Permissible Assignee; and

                    (vi) contains an express acknowledgment by the Permissible Assignee, for the benefit of the non-assigning Unitholder and the Company, to the effect of clauses (i)-(v) above.

          The assigning Unitholder shall ensure that any payment due to a Permissible Assignee pursuant to or in connection with a Permissible Assignment Agreement shall be made in full to such Permissible Assignee when due.

          SECTION 9.02 Admission of New Unitholders. No Person shall have the right to become a Unitholder unless and until all the following conditions are satisfied:

               (a) except in the case of a Transfer of a Unitholder's Units to an Affiliate of such Unitholder in accordance with Section 9.01 (Restrictions on Transfer of Units), such Person, the terms and conditions of such Person's admission as a Unitholder and the rights appurtenant to the Units to be issued or Transferred, as applicable, to such Person are approved by all existing Unitholders and, if applicable, the creation of any new class or group of Units in the Company having different rights, powers and duties is reflected in amendments to the Articles and to this Agreement;

               (b) such Person executes a counterpart of this Agreement and such other instrument or instruments as the Company may reasonably deem appropriate to affirm that the representations and warranties contained in the New Master Agreement are true and correct with respect to such Person and that such Person agrees to be bound as a Unitholder by this Agreement and all of the covenants and agreements herein; and

               (c) if requested by the Company, an opinion of counsel, a purchaser representation letter or other appropriate documentation is furnished to the Company establishing that the issuance or Transfer, as applicable, of Units to the new Unitholder will comply with the Japan Act.

          Except to the extent required by law, the Company shall have no obligation to recognize or to furnish information or make distributions to any new Unitholder or any transferee of a Unitholder who does not become a Unitholder in accordance with Section 9.01 (Restrictions on Transfer of Units) or this Section 9.02.

          SECTION 9.03 Withdrawal Prohibited. Except as otherwise expressly permitted by this Agreement, (i) no Unitholder may withdraw from the Company and
(ii) no Unitholder may effect or cause a termination or dissolution of the Company without the prior written consent of all other Unitholders (which consent may be withheld in such other Unitholder's sole discretion).

          SECTION 9.04 Purchase of Additional Interest. At any time during the term of this Agreement and so long as SanDisk is a Unitholder, SanDisk shall have the right to purchase from Toshiba that number of Units which is equal to 0.1% of the total number of Units then issued and outstanding in the event that
(i) Toshiba's patent umbrella does not adequately protect the Company or (ii) dissolution of the Company is commenced pursuant to Article XI hereof. The purchase price of such Units shall equal 0.1% of the Company's Net Book Value as of the date of such transaction.

                                   ARTICLE X

                      Certain Agreements of the Unitholders

          SECTION 10.01  (Intentionally Blank)

          SECTION 10.02 Taxes and Charges; Governmental Rules. Each Unitholder shall (a) promptly pay all applicable Taxes and other governmental charges except to the extent any such Taxes or other charges are being contested in good faith by appropriate proceedings and (b) comply with all applicable Governmental Rules, in each case except to the extent that nonpayment or noncompliance will not have a material adverse effect on the Company.

          SECTION 10.03 Further Assurances. Following the Closing, each Unitholder shall, and shall cause its Affiliates, FVC and the Company to take all reasonable actions necessary or appropriate to, effectuate the transactions contemplated by this Agreement, and to obtain (and cooperate with the other Unitholder in obtaining) any Governmental Action or third party consent required to be obtained or made by it in connection with the transactions contemplated by this Agreement; provided, that no Burdensome Condition shall be made to exist with respect to such Unitholder or any of its Affiliates in connection therewith.

          SECTION 10.04  Dispute Resolution; Deadlock Respecting Business Plan.

               (a) The Unitholders shall endeavor to settle, through their respective designees to the Board of Directors, any disputes which may arise between them, including without limitation, failure by the Board of Directors to reach agreement (or failure to take a vote) on any matter requiring Board of Directors approval pursuant to Section 5.01(d) (Matters Requiring the Approval of the Board of Directors). The Unitholders shall attempt to resolve the issue or proposed action in question, to the extent practicable, in a manner consistent with the Company's most recently approved Business Plan, unless the issue in dispute is the adoption of a new Business Plan, in which case the provisions of Sections 10.04(c), (d) and (e) shall apply.

               (b) If (i) the Unitholders are unable to agree on any matter requiring the approval of the Unitholders pursuant to Section 4.01(a) (Matters Requiring the Approval of the Unitholders ), (ii) the Board of Directors is unable to agree on any matter requiring the approval of the Board of Directors pursuant to Section 5.01(d) (Matters Requiring the Approval of the Board of Directors) (other than the approval of any Business Plan, with respect to which the failure to agree shall be governed by Sections 10.04(c), (d) and (e)) or
(iii) the Unitholders or
the Board of Directors are otherwise unable to resolve a dispute on any other item (other than the approval of any Business Plan, with respect to which the failure to agree shall be governed by Sections 10.04(c), (d) and (e)), then any Unitholder may bring the matter to the attention of the Vice President, Semiconductor Company of Toshiba, and the SanDisk General Manager, NAND Division (the "Designated Individuals"), who will attempt to find a resolution. If the matter has not been resolved within 30 days of referral to the Designated Individuals, the matter will be referred to the Management Committee for a final decision, which decision will be final and binding on the Company and the Unitholders with respect to any matter specified in Sections 10.04(b)(i) and
(ii) above. If an agreement is reached by the Management Committee, the mutually agreed resolution shall be implemented by the Company. Should no solution be agreed upon within thirty (30) days after submission of the matter to the Management Committee with respect to the matters specified in (iii) above, such matter shall be submitted to arbitration in accordance with Section 10.03(b) (Dispute Resolution) of the New Master Agreement. Should no solution be agreed upon within sixty (60) days after submission of the matter to the Management Committee with respect to the matters specified in Sections 10.04(b)(i) and (ii) above, then the action for which approval was requested will not occur, unless it is already included in the most recently approved Business Plan.

               (c) If by February 15 of any calendar year during the term of this Agreement, commencing February 15, 2004, the Board of Directors and the Unitholders have not approved and agreed upon a Business Plan for the upcoming Fiscal Year, then any Unitholder may refer the dispute to the Management Committee for a decision, which decision shall be final and binding on the Company and the Unitholders. If a decision is reached by mutual agreement of the Management Committee, such decision shall be implemented by the Company. Should no decision be reached within ninety (90) days after submission of the matter to the Management Committee, and unless the Unitholders have agreed to continue operations under the most recently approved Business Plan until a new Business Plan is approved, then within ten (10) Business Days thereafter any Unitholder may elect by written notice to all other Unitholders to declare a deadlock ("Deadlock").

               (d) Within thirty (30) days after a Unitholder has notified the other Unitholder of a Deadlock, either Unitholder (the "Initiating Unitholder") may submit to the other Unitholder (the "Responding Unitholder") a written irrevocable notice (the "Deadlock Dissolution Notice") to the effect that the Initiating Unitholder offers to sell to the Responding Unitholder or its designee the Initiating Unitholder's Units for a cash payment, by wire transfer of immediately available Japanese Yen, in an amount [***] of the Company as of the date of such transaction multiplied by the Initiating Unitholder's Percentage as of such date.

               (e) The Responding Unitholder may accept such offer by written response to the Initiating Unitholder within forty-five (45) days of receipt of the Deadlock Dissolution Notice indicating that the Responding Unitholder elects to purchase the Units of the Initiating Unitholder. If the Responding Unitholder declines to exercise its right to purchase the Units of the Initiating Unitholder pursuant to this Section 10.04 or fails to respond to such Deadlock Dissolution Notice (or if both Unitholders submit Deadlock Dissolution Notices), the Company shall be dissolved pursuant to Section 11.01(d) (Events of Dissolution), at the end of a one-year period for the wind-down of operations commencing with the receipt of the Deadlock Dissolution Notice by the Responding Unitholder. During such one-year period, the Company's business shall be conducted in accordance

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

with the most recently approved Business Plan except that additional capital expenditures will not be made except as required for line maintenance.

          SECTION 10.05 Remedies Upon Event of Default; Termination on Breach. If there has occurred and is continuing an Event of Default with respect to a Unitholder (upon such occurrence, such Unitholder is referred to herein as the "Defaulting Unitholder"), in addition to all other remedies available to the Company or the other Unitholder (the "Nondefaulting Unitholder"), whether under any of the Operative Documents or other agreements or by law, the Nondefaulting Unitholder shall have the option to take one or more of the following actions:

               (a) give written notice to the Defaulting Unitholder of its intention to acquire all of the Units of the Defaulting Unitholder for a cash payment, by wire transfer of immediately available Japanese Yen, in an amount equal to the Net Book Value of the Company as of the date of such transaction multiplied by the Defaulting Unitholder's Percentage as of such date; and/or

               (b) elect to dissolve the Company pursuant to Section 11.03 (Dissolution Upon Event of Default), in which case the affairs of the Company shall be wound up and the Company shall be dissolved in accordance with Article XI (Dissolution).

          SECTION 10.06  (Intentionally Blank)

          SECTION 10.07  Mechanics of Sale.

               (a)  The closing of any purchase and sale of Units pursuant to
Section 10.04(e) (Dispute Resolution; Deadlock Respecting Business Plan), 10.05(a) (Remedies Upon Event of Default; Termination on Breach), 11.04 (Dissolution by Unilateral Option) or 11.05 (Dissolution Upon Notice) shall take place not later than the [***] Business Day after notice of the purchase is given, as the case may be, except that such period shall be extended as necessary in order to comply with any Governmental Rule. The purchasing Unitholder shall pay for the Units being acquired by wire transfer of immediately available funds in Japanese Yen to an account specified by the selling Unitholder. The selling Unitholder shall execute all documents necessary to effect the conveyance of its Units, free and clear of all Liens, to the purchasing Unitholder. In addition, the Unitholders shall enter into an indemnity and release agreement, in a form reasonably satisfactory to each Unitholder, indemnifying and holding harmless the selling Unitholder and its Affiliates for liabilities or claims made after the date of the purchase and sale under any guarantees or other agreements supporting the obligations of the Company which may have been extended by the selling Unitholder or any of its Affiliates. The Unitholders shall also reach agreement on a reasonable transition plan of up to six months in connection with services provided to the Company by Seconded Employees assigned to the Company by the Selling Unitholder.

               (b) If a Unitholder elects to acquire all of the Units of the other Unitholder pursuant to Section 10.04(e) (Dispute Resolution; Deadlock Respecting Business Plan), 10.05(a) (Remedies Upon Event of Default; Termination on Breach), 11.04 (Dissolution by Unilateral Option) or 11.05 (Dissolution Upon Notice), such Unitholder shall be obligated to take all actions required of it to consummate the applicable purchase and sale on the date

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

determined pursuant to Section 10.07(a) (Mechanics of Sale). If any Unitholder has the right to purchase the Units of any other Unitholder, such Unitholder shall have the right to assign such right to purchase to any other Person.

                                   ARTICLE XI

                                   Dissolution

          SECTION 11.01 Events of Dissolution. The Company shall be dissolved and shall commence winding up its affairs upon the first to occur of the following:

               (a)  the expiration of the term of the Company pursuant to
Section 2.04 (Term; Extension);

               (b) the agreement of the Unitholders to dissolve the Company pursuant to Section 11.02 (Dissolution by Agreement);

               (c)  the election of the Nondefaulting Unitholder pursuant to
Section 11.03 (Dissolution Upon Event of Default);

               (d) the first anniversary of the receipt by either Unitholder of a Deadlock Dissolution Notice submitted with respect to a failure of the Unitholders to approve and agree upon a Business Plan pursuant to Section10.04(d) (Dispute Resolution; Deadlock Respecting Business Plan) if either (i) the Responding Unitholder declines to exercise its right to purchase the Units of the Initiating Unitholder or fails to respond to such Deadlock Dissolution Notice, or (ii) both Unitholders submit Deadlock Dissolution Notices with respect to such failure to agree;

               (e)  the election by Toshiba to dissolve the Company pursuant to
Section 11.04 (Dissolution by Unilateral Option);

               (f) the bankruptcy, death, dissolution, expulsion or incapacity of a Unitholder or the occurrence of any other event which terminates the membership of a Unitholder in the Company ("Bankruptcy Event"); or

               (g) the election of the Notifying Party to dissolve the Company pursuant to Section 11.05 (Dissolution Upon Notice) unless the Notified Party elects to purchase the Units of the Notifying Party pursuant to Section 11.05 (Dissolution Upon Notice).

          SECTION 11.02 Dissolution by Agreement. The Company may be dissolved at any time by the unanimous written consent of the Unitholders.

          SECTION 11.03 Dissolution Upon Event of Default. During the occurrence and continuation of an Event of Default (other than a Bankruptcy Event) with respect to a Unitholder, the Nondefaulting Unitholder may elect, by written notice to the Defaulting Unitholder, to dissolve the Company, in which event the Company shall be dissolved and the Unitholders shall take all actions necessary to wind up the affairs of the Company in accordance with Section 11.06 (Winding Up). This Section 11.03 shall not be construed to limit the rights of the

Nondefaulting Unitholder under Section 10.05 (Remedies Upon Event of Default) or to seek damages from the Defaulting Unitholder or any other Person for the breach of its obligations under any of the Operative Documents.

          SECTION 11.04 Dissolution by Unilateral Option. At any time between April 1, 2003 and March 31, 2004, SanDisk may, by giving written notice to Toshiba, elect to withdraw from the Company, in which case Toshiba must, directly or through any of its Affiliates, either (i) purchase from SanDisk all of SanDisk's Units one (1) year following SanDisk's notice to withdraw (the "Termination Date") for a cash payment, by wire transfer of immediately available Japanese Yen, in an amount equal to the Net Book Value of the Company as of the Termination Date multiplied by SanDisk's Percentage as of the Termination Date, and increased or decreased, as the case may be, for any cash contributions by or distributions to the Unitholders after the date of the notice, or (ii) dissolve the Company and wind-up its affairs in accordance with
Section 11.06 (Winding Up) within one (1) year of the notice of withdrawal and make such payment to SanDisk on the Termination Date.

          SECTION 11.05 Dissolution upon Notice. At any time during the one (1) year period following the eighth anniversary of May 16, 2000 (which was the date of formation of FVC), any Unitholder (the "Notifying Party") may elect, by giving notice to all other Unitholders (the "Notified Party"), to dissolve the Company, in which event the Company will be dissolved and, within the one (1) year period following the giving of such notice, the Unitholders shall mutually agree upon a plan for winding up the affairs of the Company in accordance with
Section 11.06 (Winding Up), unless the Notified Party, directly or through any of its Affiliates, elects in writing within three (3) months of receiving such notice, to purchase from the Notifying Party all of its Units for a cash payment, by wire transfer of immediately available Japanese Yen, in an amount equal to the Net Book Value of the Company as of the date of such transaction multiplied by the Notifying Party's Percentage as of such date.

          SECTION 11.06  Winding Up.

               (a) Upon the dissolution of the Company, the Unitholders shall proceed as promptly as practicable to (i) wind-up the affairs of the Company and satisfy the Company's liabilities and (ii) dispose of the Company's assets as quickly as possible consistent with obtaining the full fair market value of the Company, preferably, to the extent it is commercially practicable to do so, by selling the Company as a going concern; provided, however, no Unitholder shall be under any obligation to extend the terms of any Operative Document or to offer to enter into any other agreement with a prospective purchaser of the Company for the purchase or sale of goods or services or the use of facilities or any other business arrangement. In connection with a sale of the Company's assets under clause (ii), each Unitholder or any of their respective Affiliates shall have a right of first offer to acquire the Company's tangible personal property in the liquidation process and may also acquire such property through participation at auction except in the event of a dissolution pursuant to
Section 11.03 (Dissolution Upon Event of Default), in which event the Defaulting Unitholder and its Affiliates shall not have such right of first offer to acquire the Company's tangible personal property. Each of the Unitholders shall be furnished with a statement setting forth the assets and liabilities of the Company as of the date of the complete liquidation of the Company. The Accountants shall review the final accounting and shall render their opinion with respect thereto.

               (b) During the period of winding-up, the Company shall continue to operate and all the provisions of this Agreement shall remain in effect, except as otherwise expressly provided herein. The Company shall notify all known creditors and claimants of the dissolution of the Company in accordance with applicable law.

          SECTION 11.07  Liquidation Proceeds.

               (a) In the case of the dissolution and liquidation of the Company, the Company may make a distribution in kind. Any cash and all distributions in kind that are to be distributed shall be distributed to the Unitholders, on a pro rata basis based upon the respective Percentages of the Unitholders as of the date of such distribution.

               (b) Unless otherwise agreed by the Unitholders, and to the extent permitted under any agreements with third parties, all assets to be distributed upon the dissolution and liquidation of the Company shall be distributed as follows:

                    (i) first, to creditors, including Unitholders who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company, other than for distributions to Unitholders pursuant to
     Section 6.02 (Distributions); and

                    (ii) second, to the Unitholders on a pro rata basis based upon the respective Percentages of the Unitholders as of the date of such distribution.

For purposes of this Section 11.07, instruments of transfer and other documents reasonably requested by the distributee shall be executed by the Company or the other Unitholder, or both.

               (c) Any distribution made pursuant to this Section 11.07 shall be made as soon as practicable under and in accordance with applicable Japanese law.

          SECTION 11.08 Additional Contribution. No Unitholder shall be obligated to contribute any additional amounts to the Company or otherwise be liable for the debts and obligations of the Company.

                                  ARTICLE XII

                          Indemnification and Insurance

          SECTION 12.01  Indemnification.

               (a) Subject to Section 12.01(c), the Company shall indemnify each Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of a Unitholder or the Company), by reason of the fact that such Person is or was a Unitholder or is or was or has agreed to become a Director or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company or of another partnership, corporation, joint venture, trust or other enterprise, arising from any action alleged to have been taken in any such capacity or by reason of any liability or obligation of the Company, against any and all losses, damages, liabilities, costs, charges, expenses (including interest, penalties and reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement (collectively, "Losses") actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom. Without limiting the generality of the foregoing, any of such Losses shall be deemed to arise out of a Company liability or obligation if it arises out of or is based upon the conduct of the business of the Company (or any of its Subsidiaries) or the ownership of the property of the Company (or any of its Subsidiaries).

               (b) The indemnification provided under this Section 12.01 shall inure to the benefit of the successors, heirs and personal representatives of any Person entitled to the benefit of such indemnification. Such indemnification shall be a contract right and shall include the right to be paid advances of reasonable expenses incurred by any such Person in connection with such action, suit or proceeding.

               (c) The indemnification provided under this Section 12.01 shall not inure to the benefit of any Person in respect of Losses to the extent that such Losses (i) arise out of or are based upon the gross negligence or willful misconduct of such Person or (ii) constitute a tax, levy or similar governmental charge not imposed upon the Company (or any of its Subsidiaries) or on their respective properties. The indemnification provided under this Section 12.01 shall also not be available to any Person in respect of any Losses if a judgment or other final adjudication adverse to such Person establishes (x) that such Person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or
(y) that such Person gained in fact a financial profit or other advantage to which such Person was not legally entitled. It is understood and agreed that, for the purposes of this Section 12.01, Losses shall be deemed not to arise out of or be based upon the gross negligence or willful misconduct of a Person solely because it arises out of or is based upon the gross negligence, willful misconduct, bad faith or active and deliberate dishonesty of a director, officer or employee of such Person if at the time of such gross negligence, willful misconduct, bad faith or active and deliberate dishonesty, such director, officer or employee was also a Seconded Employee or a Director acting in his capacity as such.

               (d) The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the indemnified Person did not meet the standard set forth in Section 12.01(c)
(Indemnification).

          SECTION 12.02 Insurance. The Company may, to the fullest extent permitted by law, purchase and maintain insurance against any liability that may be asserted against any Person entitled to indemnity pursuant to Section 12.01.

          SECTION 12.03  Indemnification by the Unitholders.

               (a) Each Unitholder agrees to, and does hereby, indemnify and hold harmless the Company and the other Unitholder from and against any and all Losses arising out of, or based upon, the gross negligence or willful misconduct of such Unitholder under this Agreement or such Unitholder exceeding its authority under this Agreement.

               (b) The provisions of this Section 12.03 shall survive each of the termination of this Agreement, the dissolution of the Company and the withdrawal of any Unitholder.

          SECTION 12.04  Assertion of Claims.

               (a) In the event that a Person (the "Indemnified Party") desires to assert its right to indemnification from a Person (an "Indemnifying Party") required to indemnify such Indemnified Party under this Article XII, the Indemnified Party will give the Indemnifying Party prompt notice of the claim giving rise thereto (a "Claim"), and the Indemnifying Party shall undertake the defense thereof (unless the Claim is asserted against or related to or results from any action or failure to take action by such Indemnifying Party). The failure to promptly notify the Indemnifying Party hereunder shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually prejudiced by the failure to so notify promptly.

               (b) The Indemnified Party shall not settle or compromise any Claim without the written consent of the Indemnifying Party unless the Indemnified Party agrees in writing to forego any and all claims for indemnification from the Indemnifying Party with respect to such Claim. However, if the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to defend such Claim, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

               (c) If the Indemnifying Party has undertaken the defense of a Claim and (i) if there is a reasonable expectation that (x) a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments or (y) the Indemnified Party or Parties may have legal defenses available to it or them that are different from or additional to the defenses available to the Indemnifying Party, or (ii) if the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall nevertheless have the right, at the Indemnifying Party's cost and expense, to defend such Claim.

                                  ARTICLE XIII

                                  Miscellaneous

          SECTION 13.01 Governing Law. Notwithstanding anything to the contrary in the Rules Document, this Agreement shall in all respects be governed by and construed in accordance with the laws of Japan, without regard to the conflict of laws principles.

          SECTION 13.02 Effectiveness. Notwithstanding anything to the contrary in the Rules Document, this Agreement shall be effective as of April 10, 2002.

          SECTION 13.03 Conflict with Articles. In the event of any conflict between this Agreement and the Articles, the provisions of this Agreement shall control, and the conflicting provisions of the Articles shall be deemed to have been waived by the Parties, to the extent permissible under applicable law.

                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by each party as of the date first above written.

                                      TOSHIBA CORPORATION


                                      By: /s/ Takeshi Nakagawa
                                          --------------------------------------
                                          Name:  Takeshi Nakagawa
                                          Title: Corporate Senior Vice President
                                                 President & CEO
                                                 Semiconductor Company

                                      SANDISK CORPORATION


                                      By: /s/ Eli Harari
                                          --------------------------------------
                                          Name:  Eli Harari
                                          Title: President and Chief Executive
                                                 Officer


                  [SIGNATURE PAGE TO NEW OPERATING AGREEMENT]

                                    EXHIBIT A

                    ARTICLES OF INCORPORATION OF THE COMPANY

                                  SCHEDULE 6.01

                              CAPITAL CONTRIBUTIONS

The Unitholders shall be deemed to have made Capital Contributions to the Company in the amounts set forth opposite their respective names below:


Unitholder                        Capital Contribution
----------                        --------------------

Toshiba Corporation ............    JPY 7,515,000

SanDisk Corporation ............    JPY 7,485,000
                                  ---------------

         Total .................   JPY 15,000,000

                                  SCHEDULE 8.03

                                 MONTHLY REPORTS

This Schedule provides a list of Unitholder required reports, pursuant to
Section 8.03(c) (Monthly Reports), that are required to be transmitted to the Unitholders by the dates listed. Any Unitholder may modify this list periodically as requirements for data change. When a Unitholder requests a report, a sample format for the report will be provided to the Company by the requesting Unitholder.

REPORTS TO UNITHOLDERS

REPORT TITLE                                        DATE DUE
A.     Monthly Flash Report                         3 days after month close
B.     Monthly Measurement Report                   7 days after month close
C.     Monthly Cash Flow Report                     7 days after month close
D      Monthly Balance sheets                       7 days after month close
E.     Monthly Profit & Loss                        7 days after month close
F.     Monthly Operational Spending Summary         7 days after month close